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                                                                   EXHIBIT 10.39

                               AGREEMENT OF LEASE


THIS LEASE MADE this 10th day of August, 1998 by and between Richard P. Van Curen and Caprice Company, an Ohio Partnership hereinafter called "Landlord", and DIDAX Incorporated, a Virginia Corporation, hereinafter called "Tenant".

         WITNESSETH, that for and in consideration of the mutual benefits to be derived hereby, Landlord and Tenant hereinafter covenant and agree as follows:

         SECTION 1 - PREMISES: Landlord does hereby lease and demise to Tenant, and Tenant hereby leases from Landlord, that real property known or described as 4206 "F" Technology Court, Chantilly, Virginia, consisting of 5,987 square feet hereinafter called the "Premises". The Premises is a portion of that certain building ("Building") located at 4206 Technology Court, Chantilly, Virginia and is outlined on Exhibit "A" attached hereto. Promptly after the commencement of the Lease Term, Landlord and Tenant shall confirm the actual square footage of the Premises by the measuring from the outside of the outside walls to the center line of the demising walls, and Base Rent will be adjusted accordingly.

         Tenant shall have the right, for itself and its agents, employees, licensees and invitees, to use the parking areas and driveways for the Building in common with Landlord and Landlord's other tenants and their agents, employees, licensees, and invitees; provided, however, that Tenant shall not cause or permit any of its agents, employees, invitees or licensees to obstruct any of the driveways or entrances to said Building other than the entrances of the demised Premises.

         SECTION 2 - TERM: The term of this Lease shall begin on the 1st day of October, 1998 or on the date of occupancy whichever is later, and end on the 30th day of September, 2003. Tenant shall be permitted access to the Premises during the period from September 15, 1998 through September 30, 1998 at no cost to Tenant, for purposes of pulling cables and initial preparation of the Premises.

         SECTION 3 - RENT:

         3.01 - Tenant agrees to pay the Landlord, as Base Rent during the term hereof, based upon the following schedule (subject to adjustment per Section 1 and 4.07 hereto):

         First Year - October 1, 1998 through September 30, 1999
              Sixty-Six Thousand Nine Hundred Thirty Four and 66/100 Dollars ($66,934.66) per annum, or Five Thousand Five Hundred Seventy-Seven and 89/100 Dollars ($5,577.89) per month.

         Second Year - October 1, 1999 through September 30, 2000
              Sixty-Eight Thousand Nine Hundred Forty-Two and 70/100 Dollars ($68,942.70) per annum, or Five Thousand Seven Hundred Forty-Five and 22/100 Dollars ($5,745.22) per month.


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         Third Year - October 1, 2000 through September 30, 2001
              Seventy-One Thousand Ten and 98/100 Dollars ($71,010.98) per annum, or Five Thousand Nine Hundred Seventeen and 58/100 Dollars ($5,917.58) per month.

         Fourth Year - October 1, 2001 through September 30, 2002
              Seventy-Three Thousand One Hundred Forty-One and 31/100 Dollars ($73,141.31) per annum, or Six Thousand Ninety-Five and 11/100 Dollars ($6,095.11) per month.

         Fifth Year - October 1, 2002 through September 30, 2003
              Seventy-Five Thousand Three Hundred Thirty Five and 55/100 Dollars ($75,335.55) per annum, or Six Thousand Two Hundred Seventy-Seven and 96/100 Dollars ($6,277.96) per month.

All such Base Rents to be payable without deduction, set-off or demand, in equal monthly installments each, in advance, on the first day of each calendar month during such term. Any installment of rent which is not paid within ten (10) days after the due date shall be subject, at Landlord's option, to a late charge equal to five percent (5%) of the amount due, which shall be payable as Additional Rent.

         3.02 - Landlord acknowledges receipt from Tenant of the sum of Twenty-Two Thousand Three Hundred Eleven and 55/100 Dollars ($22,311.55) which sum shall be applied as follows:

         $5,577.89 as Tenant's initial Base Rent payment.
         $16,733.66 as a Security Deposit.

The amount of Base Rent and Security Deposit are subject to adjustment of Base Rent pursuant to Sections 1 or 4.7. The adjusted Base Rent will be communicated via a Letter of Occupancy which will be included as an attachment to this lease.

If not applied to any of the following remedies and if all rents are paid by the Tenant on time, within the nine day grace period, and no major or substantial occurrence of default existed within the time period specified, then at the completion of the Second Year and the Fourth Year, respectively, the Landlord will return to the Tenant one third of the Security Deposit. Following these two payments, the remainder of the Security Deposit will be retained by the Landlord for the duration of the Lease.

Tenant's security deposit shall be retained by Landlord as security for the faithful performance of all Tenant's covenants, conditions and agreements of this Lease, but in no event shall Landlord be obligated to apply the same to rents or other charges in arrears or to damages for Tenant's failure to perform the said covenants, conditions and agreements. Landlord may so apply the Security Deposit, at its option, and Landlord's right to the possession of the Premises for non-payment of rent or for any other reason shall not in any event be affected by reason of the fact that Landlord holds this Security Deposit. The Security Deposit, if not applied toward the payment of rent in arrears, or toward damages suffered by Landlord by reason of Tenant's breach of the covenants, conditions and agreements of this Lease, or toward restoration, repair and maintenance required of Tenant upon its vacation of the Premises, or for any other reason sanctioned by this Lease, is to be returned to Tenant, without interest, within 15 days after this Lease is terminated, and in no event is


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the Security Deposit to be returned until Tenant has vacated the Premises and delivered possession to Landlord. In the event that Landlord repossesses the Premises because of Tenant's default or because of Tenant's failure to carry out the covenants, conditions and agreements of this Lease, Landlord may apply the Security Deposit against damages suffered to the date of repossession and/or may retain the Security Deposit to apply such damages as may be suffered or which accrue thereafter by reason of Tenant's default or breach. In the event Landlord is entitled under the provisions of this 3.02 paragraph to apply any of Tenant's Security Deposit, Tenant shall promptly thereafter pay to Landlord the amount so applied by Landlord, so that, Tenant's Security Deposit shall not be less than that provided for above. Landlord is to provide 5 days written notice prior to using any portion of the Security Deposit.

         3.03 - If the term shall commence on a day other than the first day of a calendar month, rent shall be paid in advance on a prorata basis, at the rate above specified for the remaining portion of the month in which the term commenced. Tenant will also pay on the first day of the month in which the term of this Lease shall expire, rent for the portion of the calendar month remaining in the term, at the rate specified above.

         3.04 - Said payments of rent shall be made to Richard P. Van Curen, PO Box 1558, Middleburg, Virginia 20118, unless and until Landlord shall otherwise notify Tenant, in writing, after which Tenant will make said payments of rent to such person or corporation and at such place as Landlord may, from time to time, designate.

         SECTION 4 - AGREEMENTS AND COVENANTS OF LANDLORD:
         Landlord hereby covenants and agrees as follows:

         4.01 - To deliver possession to Tenant at the commencement of the Term and to permit Tenant quiet enjoyment of possession of the Premises during the term of this Lease, or for so long as Tenant shall pay the rent and carry out all other obligations herein made binding upon Tenant.

         4.02 - To furnish only such services and facilities as may be specifically set forth in this Lease and no other.

         4.03 - To warrant that the heating, plumbing, electrical, air conditioning and sprinkler systems and elevators, if any, in the Premises are in good working order and condition at the beginning of the term of this Lease, or will promptly, and at Landlord's expense, be put in good working order and condition if, but only if, within thirty (30) days after the commencement of the term of this Lease, or within thirty (30) days after the commencement of the initial season during which the heating or air conditioning systems would normally be used, Tenant shall notify Landlord of any defect in any such system which shall not have been caused by the fault or neglect of Tenant, its employees, agents, licensees, invitees or anyone claiming the right to be in the Premises under Tenant. (See Paragraph 5.08 as to Tenant's continuing obligation in regard to these systems.)

         4.04 - To maintain in good condition and repair, the paving, foundation, roof and exterior structural walls (but no plate glass windows, window glass, doors or the interior surfaces of any walls) of the Premises, the Building and the common areas, as well as exterior pipes and conduits during the term hereof and for so long as Tenant remains current with respect to the service contract obligations pursuant to Section 5.08,


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Landlord agrees to pay the amount in excess of $750 per occurrence of any repairs to the heating, plumbing, electrical, air conditioning and sprinkler system during the term hereof; provided, however, that Landlord shall not be required to make any repairs necessitated by reason of any act or omission of Tenant, or its employees, agents, licensees, invitees, or anyone claiming the right to be in the Premises under Tenant, or caused by any alteration, addition or improvement made by Tenant or anyone claiming the right to be in the Premises under Tenant, and that if Landlord does make any such repairs, Tenant shall promptly upon demand reimburse Landlord for the cost thereof.

         4.05 - To pay, subject to Paragraph 5.06 hereof, all real estate taxes, both general and special, becoming due upon the Premises during the term of this Lease, and all premiums upon such fire and extended coverage insurance as Landlord may deem appropriate to place upon the Premises.

         4.06 - Landlord shall provide pre-occupancy Tenant Improvements (estimated for this rental rate at $2.68 per square foot for a $65,000 expense) as shown in Exhibit "B" and provided through H.C. Handy Company. The Tenant will coordinate all said improvements with H.C. Handy Company and provide value engineering to reduce improvement costs as much as reasonable. The cost of all such Tenant Improvements paid by the Landlord shall be part of the Base Rent in an amount each month that permits the amortization of such costs at an interest rate of nine percent (9%), over the five (5) year firm term of the Lease. Landlord and Tenant will cooperate in the planning, execution and completion of the Tenant Improvements, making reasonable efforts to have said improvements completed prior to September 30, 1998.

         4.07 - The Base Rent is predicated on the cost of Tenant Improvements in Section 4.06, including permits and architectural fees, being at $65,000 to the Landlord. For every $1,000 that the improvement cost to the Landlord varies from $65,000, the first year Base Rent will be reduced or increased accordingly by $20.65 per month ($247.20 per annum). In the event improvement costs to the Landlord exceed $75,000, Tenant shall increase its Security Deposit by the amount equal to the amount by which the improvement costs exceed $75,000. with such increase to be held by the Landlord as provided in Section 3.08.

         4.08 - Landlord shall, at Landlord's cost and expense, subject to reimbursement per Section 5.06, obtain and carry during term of lease, insurance for fire, extended coverage and liability insurance for Building, inclusive of common areas. Copies of such policies or other satisfactory evidence of such coverage shall be provided Tenant upon request. All rights to subrogation against Tenant, its agents and employees are hereby waived unless such waiver shall make void or voidable any insurance Landlord is required to carry hereunder. The proceeds of all insurance herein required shall be applied first to the repair or replacement of the items so insured, unless this Lease is terminated under the provisions of paragraph 6.03 hereof.

         4.09 - Landlord shall, at Landlord's cost and expense, complete the demising wall, and associated costs, necessary to separate the leased premises from the rest of the building. If any governmental regulation necessitates the installation of a new ADA access ramp to leased premises, half of the cost of such ramp will be direct responsibility of Landlord and the other half will be a part of Tenant Improvements, as disclosed in sections 4.06 and 4.07.


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         SECTION 5 - AGREEMENTS AND COVENANTS OF TENANT:
         Tenant hereby covenants and agrees as follows:

         5.01 - Not to use the Premises for any disorderly or unlawful purpose, nor in any manner disturbing to the neighborhood, but only for conducting therein computer engineering and general offices related uses.

         5.02 - To obtain, at Tenant's expenses, any and all permits, licenses and the like, required to permit Tenant to occupy the Premises for the purpose herein stated. These expenses may be applied to the Tenant's Improvement expenses. Tenant will obtain any required business license, and Landlord or its contractors, will obtain building occupancy permits.

         5.03 - To keep the Premises and approaches thereto clean and free from rubbish, and to keep any show windows and signs neat, clean and in good order; and not to store any material or trash of any nature whatever on the exterior of the Premises except in a dumpster, nor to erect any screen or fence.

         5.04 - To pay charges for all utilities, including but not limited to electricity, gas, fuel, water, sewer charges, trash removal, and telephone services used on the Premises, as they become due and payable and to transfer all separately metered utility accounts to Tenant's name at the outset of the term of this Lease. Tenant will reimburse Landlord as Additional Rent for its proportional share based on area, (see section 5.06) for any utilities which are not directly charged to Tenant.

         5.05 - (a) To refrain from keeping gasoline or other inflammable material, or any explosive, in the Premises, or from doing any act or thing which may make void or voidable Landlord's insurance against fire and explosion, and to conform to all rules and regulations from time to time established by the appropriate insurance rating organization.

         (b) Neither Landlord nor Tenant shall generate, use, store or dispose of any Hazardous Materials in or about the Building or Premises (except in de minimus amounts as are ordinarily and customarily used for general office purpose). Hazardous Materials shall mean: (a) "hazardous wastes," as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, (b) "hazardous substances," as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time,
(c) "toxic substances," as defined by Toxic Substances Control Act, as amended from time to time, (d) "hazardous materials," as defined by the Hazardous Materials Transportation Act, as amended from time to time, (e) oil or other petroleum products, and (f) any substance whose presence could be detrimental to the Building or hazardous to health or the environment. For purposes of this Section, the mere presence of a forklift in the Premises shall not constitute a violation hereof if the forklift equipment is property cared for, maintained and operated, (g) The parties acknowledge that there are certain Federal, State and Local laws, regulations and guidelines now in effect, and that additional laws, regulations and guidelines may hereafter be enacted, relating to or affecting the Leased Premises concerning the impact on the environment of construction, land use, the maintenance and operations of structures and the conduct of business, including, but not limited to, air and water pollution control and prevention laws, and waste disposal laws, regulations and ordinances. The parties will not knowingly cause, or permit to be caused, and act or practice, by negligence, omission, or otherwise, that would do anything or permit anything to be done that would


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violate any of said laws, regulations or guidelines. (h) Tenant shall be responsible for all costs of clean-up, correction and/or remediation of any and all violations of any such laws, regulations and/or guidelines caused by any act, omission, or practice of Tenant; and shall indemnify and hold Landlord harmless from and against any and all liability of Landlord resulting from any such acts or practices of Tenant. Tenant's obligations of indemnifications of Landlord hereunder shall survive for a period of ten (10) years after the later of the expiration or termination of the Lease. Any violation of the covenants of this section of the Lease shall be an event of default under this Lease. Landlord shall have no claim against Tenant by reason of any changes Tenant may make in or to the Leased Premises pursuant to any such laws, regulations and/or guidelines. I) Landlord shall be responsible for all cost of clean-up correction and/or remediation of any and all violations of any such laws, regulations and/or guidelines caused by any act, omission, or practice of Landlord or its other tenants, or which are the result of an environmental condition existing before or caused after the Leased Premises are vacated by the Tenant resulting from any acts or practices of Landlord or environmental condition of the Leased Premises or Building for which Landlord is responsible. Landlord's obligations of indemnification of Tenant hereunder shall survive for a period of ten (10) years after the earlier of the expiration or termination of this Lease. Tenant shall have no claim against Landlord by reason of any changes Landlord may be required to make in or to the Leased Premises pursuant to any such laws, regulation and/or guidelines.

         5.06 - (a) To reimburse Landlord, monthly, as "Additional Rent" for its proportional share of common area expenses. Landlord and Tenant agree that the Premises represent 20.8% (5,987 s.f./28,777 s.f.) of the total rentable area of the Building and that 20.8% is Tenants proportional share of the common area expenses. Common Area Expenses are defined to include, but are not limited to: real estate taxes, and reasonable expenses for building insurance (fire, extended coverage, and liability); lawn maintenance; drive and parking lot cleaning and repair; snow removal; utilities which are not metered separately to Tenants; Building repairs or maintenance excluding capital improvements or improvements for specific Tenants; and building management which is limited to 4.0% of base rent. Landlord will determine a budget for common area expenses for each calendar year and Tenant will reimburse Landlord on a monthly basis as additional rent payable with the base rent. Landlord, prior to February 28 each year shall advise Tenant of the actual prior year common area expenses and of the current year budget. If the actual expense is greater than the budget for the prior year, Tenant may pay its share in a lump sum or spread its share over the next 12 months. If the actual expense is less than the budget for the prior year, the budget monthly reimbursement for the current year will be reduced accordingly. Landlord and Tenant agree that Tenant's additional rent for common area expenses shall be budgeted at $1.25 per square foot or $623.65 per month for the balance of calendar year 1998.

         (b) To pay Landlord, promptly upon demand, in addition to other sums herein provided for, the following sums, which for purposes hereof, shall be deemed "Additional Rent".

                  1) Any increase in the cost of fire and extended coverage insurance, as Landlord elects to carry, to the extent that such increase shall be due to the nature of Tenant's use of the Premises.

                  2) The reasonable cost of any repairs to the exterior walls, foundation or roof or any other structural portions of the Premises or any



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exterior pipes or conduits or paving, if and to the extent such repairs were made necessary by the act or neglect of Tenant or of its agents, employees, licensees, invitees or anyone claiming the right to be in the Premises under Tenant.

                  3) The reasonable cost of any other repairs or acts of maintenance paid by Landlord which Tenant has herein undertaken to make or do.

                  4) All court costs, reasonable legal fees and other expenses incurred by Landlord in effecting the collection of the rents from Tenant, the curing of any default on the part of Tenant in performance of any of its obligations hereunder and/or obtaining possession of the Premises.

         (c) Tenant has right to audit at its own expense, the derivation and content of Additional Rent, but cannot withhold payment of Additional Rent pending such audit. Adjustments pursuant to this audit will be rendered within 30 days of finding. If adjustments exceed 10% of Additional Rent, Landlord will reimburse Tenant for the cost of the audit.

         5.07 - To make, at Tenant's expense, (a) such alterations, modifications and improvements to the Premises as may be required by applicable regulations in the jurisdiction in which the Premises are located, or by Landlord's insurance carrier to avoid cancellation as a result of Tenant's intended use of the Premises of Landlord's insurance, or to secure or maintain adequate insurance coverage, and (b) such alterations, modifications or improvements to the Premises as may be required for the safety and health of Tenant's employees pursuant to the Williams-Steiger Occupational Safety and Health Act of 1970 (OSHA), as the same may be amended or implemented from time to time; but no such alterations, modifications or improvements nor any other alteration, modification, addition, installation or improvement Tenant may wish to make, shall be made unless Landlord shall first have given written approval of the plans and specifications therefore, and shall have been protected, to Landlord's satisfaction, against any cost or damage incident thereto, and unless Tenant shall first have secured all necessary building and other permits; and all thereof, when made, shall, unless Landlord elects otherwise as provided in Paragraph 5.12 hereof, become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the end of the term of this Lease. Landlord agrees that it will not unreasonably withhold its consent to any such alterations, modifications, additions, installations or improvements. If Tenant should make any thereof without Landlord's consent, Tenant hereby agrees to indemnify Landlord from any liability which may devolve upon Landlord as a consequence thereof.

         5.08 - To make, at Tenant's expense after completion of the initial Tenant Improvements, all repairs and to do all acts of maintenance becoming necessary in or upon the Premises during the term of this Lease, including specifically without limitation, the doors and door jambs, both inside and outside, loading docks, windows and window casings and sills, both inside and outside, gutters and down spouts, and to make, at Tenant's expense, all repairs and to do all acts of maintenance becoming necessary during the term of this Lease, and, except as set forth in Section 4.04, to replace all worn out and broken parts of the heating, plumbing and electrical systems and related equipment, as well as the air conditioning system and related equipment, if any, and to enter into service contracts for the maintenance of the heating system, as well as the air conditioning system, if any. If any such service contract should not be obtainable, Tenant


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agrees to have the system or equipment not so covered inspected periodically, but not less than once each year. It is understood and agreed by the parties hereto that Bishopp Realty, Inc., as the leasing agent of the Premises, shall not be responsible to see to the Tenant's performance of these obligations.

         5.09 - To obtain and pay premiums upon suitable plate glass insurance and appropriate liability insurance protecting both Landlord and Tenant with limits of at least $1,000,000/$2,000,000 for personal injuries, and at least $100,000 for property damage, and to furnish Landlord with evidence thereof.

         5.10 - To execute such reasonable instruments as may be necessary to subordinate this Lease to any bona fide mortgage or deed of trust encumbrances now or at any time hereafter placed upon the Premises.

         5.11 - To remove from the Premises, at the expiration or other termination of this Lease, all personal property not belonging to Landlord, and to surrender possession of the Premises and all fixtures and furnishings connected therewith in good repair, order and condition in all respects, reasonable wear and use thereof and damage by accidental fire or other unavoidable casualty only excepted; and if Tenant shall have made any alterations, additions, installations or modifications in or to the Premises, whether consented to by Landlord or not, Tenant shall, if requested to do so by Landlord, in writing, prior to the expiration of the term of this Lease, remove the same or such thereof as may be specified in such notice, and repair any damage caused by such removal, all at Tenant's expense. If Tenant shall fail to perform any of the foregoing obligations, Landlord is authorized to do so in Tenant's behalf and to sell any property left on the Premises as may be saleable. The proceeds of any such sale shall be applied toward the expenses thus incurred, and Tenant agrees to pay any balance promptly. Tenant shall receive any excess proceeds of such a sale.

         5.12 - Not to operate any machinery in the Premises which may cause excessive vibration or damage to the Premises; nor to use a loud speaker which can be heard outside the Premises; nor create any nuisance.

         5.13 - Not to place any exterior advertising signs or awnings upon the Premises, nor to place any advertising signs or posters on the interior of any windows; nor to change the color of the exterior, without the written approval of Landlord, which will not be unreasonably withheld. Landlord grants to Tenant signage area above its front personnel entry door for standard building signage plus Tenant logo of appropriate size.

         5.14 - To inspect all portions of the Premises, both interior and exterior, and all machinery and equipment therein, so it may promptly detect the need for repairs to any thereof; to make such repairs as it is herein obligated to make, and to notify Landlord in writing of the need for any repairs Landlord is herein obligated to make under the provisions of Paragraph 4.04.

         5.15 - To permit Landlord to show the Premises to prospective purchasers at all reasonable times and to prospective tenants at all reasonable times within ninety (90) days prior to the expiration of the term of this Lease, and to exhibit notices for lease or sale within sixty (60) days prior to the expiration of the term of this lease.


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         5.16 - Tenant shall, at Tenant's cost and expense, unless such requirement is specifically waived by Landlord or if such coverage is not reasonably available in the jurisdiction, obtain and at all times during the term hereof maintain in effect, standard fire and extended coverage insurance, malicious mischief and vandalism endorsements, covering Tenant's fixtures, furnishings and equipment installed in or about the Premises; all partitions, mechanical, electrical, plumbing, floor covering or similar installations made by Tenant under the authority and provisions of this Lease, if any; and all alterations, additions and changes to the Premises made by Tenant or for Tenant's account as permitted hereunder, providing protection to the extent of not less than 80% of the insurable value (i.e. replacement value without regard to depreciation) of all said items. Copies of such policies or other satisfactory evidence of such coverage shall be provided Landlord, upon request. All rights to subrogation against Landlord, its agents and employees are hereby waived unless such waiver shall make void or voidable any insurance Tenant is required to carry hereunder. The proceeds of all insurance herein required shall be applied first to the repair or replacement of the items so insured, unless this Lease is terminated under the provisions of paragraph 6.03 hereof.

         SECTION 6 - GENERAL PROVISIONS:

         6.01 - Liability of parties: Except if and to the extent that such party is released from liability to the other party hereto pursuant to the provision of subsection 5.16:

         (a) The Landlord and Tenant (i) shall be responsible for, and shall indemnify and hold harmless each other against and from any and all liability arising out of, any injury to or death of any person or damage to any property, occurring anywhere upon the Building, Premises or Common Area, if, only and to the extent that such injury, death, or damage is proximately caused by the grossly negligent or intentionally tortious act or omission of the other or its agents, officers or employees, but (ii) shall not be responsible for or be obligated to indemnify or hold harmless the Tenant against or from any liability for any such injury, death or damage occurring anywhere upon the Premises (aa) by reason of the Tenant's occupancy or use of the Premises, Building or Common Area, or (bb) because of fire, windstorm, act of God or other cause unless solely caused by such gross negligence or intentionally tortiuous act or omission of the Landlord, as aforesaid; and

         (b) Subject to the operation and effect of the foregoing provisions of this subsection unless damage caused by gross negligence or willful misconduct of Landlord, the Tenant shall be responsible for, and shall defend, indemnify and hold harmless the Landlord against and from, any and all liability or claim or liability arising out of any injury to or death of any person or damage to the Building, Premises or Common Area.

         6.02 - Condemnation: In the event that the demised Premises shall no longer be suitable for Tenant's purposes due to a taking under the power of eminent domain or condemnation, Tenant shall have the right for sixty (60) days following written notice from Landlord to Tenant of such eminent domain or condemnation proceeding, to notify Landlord in writing of its intention to terminate the Lease. Landlord shall promptly notify Tenant as soon as Landlord has notice of such eminent domain or condemnation proceeding.


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         It is a condition precedent to Tenants right to terminate this Lease for such eminent domain or condemnation proceedings that Tenant give written notice to Landlord of Tenants intention to terminate within such sixty (60) day period. Upon timely written notice of Tenants intention to terminate the Lease and in the event that the Premises are no longer suitable for Tenant's purposes or access to the Premises is jeopardized due to such taking under the power of eminent domain or condemnation, this Lease shall terminate on the earlier of (a) the day possession of the Premises shall be taken by such public authority, or
(b) 30 days after written notice of surrender of possession by Landlord or Tenant given to the other subsequent to the entry of the final court order authorizing such taking or condemnation. Rent shall be paid or prorated, as the case may be, to the date of termination of this Lease.

         All compensation and damages awarded for any taking of real estate under the power of eminent domain or condemnation, whether for the whole or part of the demised Premises, shall be the sole property of the Landlord and Tenant hereby assigns to Landlord all Tenant's rights, title, and interest, in and to all such compensation and damages; provided, however, that Landlord shall not be entitled to any award made directly to Tenant, including any award for loss of business, depreciation of and cost of removal of fixtures or moving expenses.

         6.03 - Tenant Holding Over: If Tenant shall not immediately surrender possession of the Premises at the termination of this Lease, Tenant shall become a tenant from month to month, provided rent shall be paid to and accepted by Landlord, in advance, at 150% of the Base Rent payable hereunder just prior to the termination of this Lease; but unless and until Landlord shall accept such rental from Tenant, Landlord shall continue to be entitled to re-take possession of the Premises without any prior notice whatsoever to Tenant. If Tenant shall fail to surrender possession of the Premises immediately upon the expiration of the term hereof, Tenant hereby agrees that all of the obligations of Tenant, and all rights of Landlord applicable during the term of this Lease, shall be equally applicable during such period of subsequent occupancy, whether or not a month to month tenancy shall have been created as aforesaid.

         6.04 - Fire Clause: This Lease is made on condition that, if the Premises, or any part thereof, or the approaches thereto, be destroyed or damaged by fire or other unavoidable casualty covered by standard fire and extended coverage insurance policy, so as to render the Premises and/or approaches unfit for use and occupancy, a just and proportionate part of the rent, according to the nature and extent of the injury to the Premises and/or approaches, shall be suspended and abated until the Premises and approaches shall have been put in as good condition for use and occupancy as at the time of such damage or destruction, or until this Lease shall be canceled and terminated as next hereinafter provided, as the case may be. It shall be the duty of Landlord to determine and to notify Tenant in writing, within sixty (60) days after such damage or destruction, the date by which the Premises can be fully restored, with reasonable diligence. If that date by which such restoration can be completed, as stated in Landlord's notice, shall be later than six (6) months after such damage or destruction, then either party hereto shall have the right, to be exercised within thirty (30) days after receipt of such notice from Landlord, to cancel and terminate this Lease, by giving to the other party a written notice of its desire so to cancel and terminate; but if this Lease shall not be so canceled, it shall remain in full force and effect and Tenant shall reoccupy the Premises when fully restored. However, if the date by which such restoration can be completed, as stated in Landlord's notice,



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

shall be earlier than six (6) months after such damage or destruction, this Lease shall remain in full force and effect, and Tenant shall reoccupy the Premises when fully restored, provided, however, that if, at the expiration of a period of six (6) months following such damage or destruction, the Premises shall not have been fully restored as a result of some cause beyond the Landlord's control, the Landlord shall have the right to complete such restoration, provided it shall use reasonable diligence in doing so, without thereby affording to Tenant the right to cancel this Lease; but if the Premises shall not have been fully restored within said six (6) months period because of the lack of reasonable diligence on the part of Landlord, Tenant may, by written notice to Landlord, delivered within thirty (30) days after the expiration of such six (6) month period, but prior to the complete restoration of the Premises, cancel and terminate this Lease. Despite the foregoing provisions, the parties hereto may make such other agreements as they wish in the event of the damage or destruction of the Premises. All rights of subrogation against the Tenant are hereby waived unless such waiver shall make void or voidable any insurance Landlord may have upon the Premises. In case of damage to or destruction of the Premises by an uninsured casualty, and if the estimated cost of repair or restoration shall exceed 35% of the then estimated replacement cost of the Premises, Landlord, at its option, may cancel and terminate this Lease as of the date of such damage or destruction by giving the Tenant a written notice to this effect within sixty (60) days of such damage or destruction; but, if Landlord shall not so elect to terminate, all of the provisions hereinbefore contained respecting an insured casualty shall be equally applicable to such non-insured casualty.

         6.05 - Tenant's Default - Landlord's Remedies:

         (a) It is mutually covenanted and agreed that if Tenant shall fail to keep and perform all of the covenants, conditions and agreements herein made binding upon Tenant, and if such failure continues for 10 days (with respect to any monetary default), or 30 days (with respect to any non-monetary default), after written notice to Tenant identifying such failure, if Tenant shall vacate or abandon the Premises, or if the estate hereby created shall be taken on execution or other process of law, or if Tenant shall petition to be declared or shall be declared bankrupt or insolvent according to law, or if a receiver or similar officer shall be appointed to take charge of all or any part of the property of Tenant, or if any assignment shall be made of Tenant's property for the benefit of creditors, then and in each such case, at the sole option of Landlord, Tenant's right of possession shall thereupon cease and determine and Landlord shall be entitled to possession of the Premises and to re-enter the same without further demand of rent or demand of possession of the Premises, and may, forthwith recover possession thereof by whatever process of law may be available in the jurisdiction in which the Premises may be located, any notice to quit or of intention to re-enter being hereby expressly waived by Tenant, or Landlord may retake possession without process of law and remove all persons and property therefrom without becoming liable in damages, unless resulting from the willful acts of Landlord or its agents. In the event of such re-entry or re-taking, Tenant shall nevertheless remain liable and answerable for the full rental to the date of such re-taking or re-entry, and for damages for the deficiency or loss of rent which Landlord may thereby sustain in respect of the balance of the term; and in such case, Landlord shall use reasonable efforts to let the Premises for the benefit of and as the agent for Tenant, in liquidation and discharge, in whole or in part, as the case may be, of the liability of Tenant hereunder; and such damages, at the option of Landlord, may be recovered at the time of the re-taking or re-entry, or in separate actions


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

from time to time as Tenant's obligation to pay rent would have been accrued if the term had continued, or from time to time as said damages shall have been made more easily ascertainable by reletting, or such actions, at the option of Landlord, may be deferred until the expiration of the term hereof, in which latter event, the cause of action shall not be deemed to have accrued until the expiration of said term, Landlord, however, may refrain from terminating Tenant's right of possession, and in such case, may enforce against Tenant the provisions of this Lease for the entire term.

         (b) If any person other than Tenant shall initiate the action which shall entitle Landlord to terminate this Lease as aforesaid, it is understood and agreed that Landlord will defer terminating this Lease until the expiration of a period of fifteen (15) days after written notice from Landlord to Tenant that such action shall have been taken.

         (c) No waiver by Landlord of any breach of any covenant or condition herein contained shall operate as a waiver of the covenant or condition itself or of any subsequent breach thereof; nor shall any such waiver be implied should a compromise between the parties be effected after Landlord shall have initiated any action in regard thereto.

         6.06 - Agent's Commission: The parties to this Lease recognize Bishopp Realty, Inc. as the agent representing the Landlord and the Irving Group as the agent representing the Tenant in this transaction. Brokers will be paid a commission by the Landlord according to a separate agreement.

         6.07 - It is expressly understood and agreed that no liability shall be imposed upon Landlord because of any injury or damage to person or property, or because of any interference with any services and facilities called for under this Lease, if any, caused by accidents, repairs, riots, strikes, or any reason beyond the control of Landlord, and that Landlord shall be under no duty to restore any of such services and facilities or to make any of the repairs for which Landlord is obligated under this Lease, except after receipt of written notice from Tenant of a need therefore. If Landlord fails to start or attempt to cure any such defect within 30 days after Tenant's notice, the percentage of rent in proportion to the amount of the Premises rendered unusable by the Tenant shall abate from the 31st day after such notice until Landlord cures such defect. Neither Landlord, nor Bishopp Realty, Inc., shall be under any duty to inspect the Premises during Tenant's occupancy thereof unless and until Tenant has notified Landlord in writing of the need of repairs for which Landlord is responsible; however, Landlord and its agent may enter the Premises at any reasonable time for the purpose of inspecting the same or performance of any repairs under the provisions of Paragraph 4.04.

         6.08 - Force Majeure: Each party shall be excused from performing any obligation or undertakings provided for in this Lease (other than the obligations of Tenant to pay any and all items of rent as the same become due under the applicable provisions of this Lease) for so long as such performance is prevented or delayed, retarded or hindered by act of God, fire, earthquake, flood, explosion, action of the elements, war, invasion, insurrection, riot, mob violence, sabotage, inability to procure or general shortage of labor, equipment, facilities, materials or supplies in the open market, failure of transportation, strike, lockout, action of labor unions, condemnation, requisition, laws, orders of government or civil or military or naval authorities, or any other cause, whether similar or dissimilar to the foregoing, not within the reasonable control of the party prevented,


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
retarded, or hindered thereby, including reasonable delays for adjustments of insurance.

         6.09 - Miscellaneous:

         (a) All notices required or permitted to be given hereunder shall be by registered or certified mail, return receipt requested. Those directed to Landlord shall be sent to Richard P. Van Curen, PO Box 1558, Middleburg, Virginia 20118, unless and until Tenant should be notified otherwise, in writing; and those directed to Tenant shall be addressed to the Premises, unless and until Landlord should be notified otherwise in writing.

         (b) Tenant waives all right to trial by jury in any proceeding which may be instituted by Landlord against Tenant arising under or by virtue of this Lease.

         (c) Upon the request of either party hereto, Landlord and Tenant agree to execute and deliver a memorandum of lease or short-form lease suitable for recording. The cost of preparation and recording of such memorandum or short form lease shall be borne by the party requesting same.

         (d) This Lease constitutes the entire agreement of the parties in respect of the Premises, and there are no oral agreements between the parties.

         6.10 - Assignment and Subletting.

         (a) The Tenant here by acknowledges that the Landlord has entered into this Lease because of the Tenant's financial strength, goodwill, ability and expertise and that, accordingly, this Lease is one which is personal to the Tenant, and agrees for itself and its successors and assigns in interest hereunder that it will not (a) assign any of its rights under this Lease, or (b) make or permit any total or partial sale, lease, sublease, assignment, conveyance, license, mortgage, pledge, encumbrance or other transfer of any or all of the premises or the occupancy or use thereof (each of which is hereinafter referred to as a ("Transfer"), without first obtaining the Landlord's written consent not unreasonably withheld or delayed thereto which decision shall be provided by Landlord within thirty (30) days of written notice by Tenant, (which consent if given, shall not constitute a consent to any subsequent such Transfer, whether by the person hereinabove named as the Tenant or by any such transferee). Any person to whom any Transfer is attempted without such notice and consent shall have no right or remedy whatsoever hereunder against the Landlord, and the Landlord shall have no duty to recognize any person claiming under or through the same. No such action taken with or without the Landlord's consent shall in any way relieve or release the Tenant from liability for the timely performance of all of the Tenant's obligations hereunder.

         b) In the event of any Transfer, Landlord may, at it's sole option, have the right to fifty percent (50%) of any profits associated with any subletting or assignment. Neither Tenant nor any party claiming an interest under or through Tenant shall interfere with Landlord's exercise of its rights hereunder. Tenant hereby indemnifies and holds Landlord harmless from and against any and all liabilities, costs, losses, or damages, including reasonable attorneys fees and court costs, arising from any breach of the provisions of this section by Tenant.

         6.11 Rules and Regulations: The Landlord shall have the right to prescribe, at its sole discretion, reasonable rules and regulations (hereinafter referred to as the "Rules and Regulations") having uniform applicability to all tenants of the Building (subject to the provisions of their respective leases) and governing their use and enjoyment of the Building and the remainder of the Property; provided that the Rules and Regulations shall not materially interfere with the Tenant's use and enjoyment of the Premises, in accordance with the provisions of this Lease. The Tenant shall adhere to the Rules and Regulations and shall cause its agents, employees, invitees, visitors and guests to do so.

         6.12 Subordination, Attornment and Non-Disturbance.

         (a) Subordination. This Lease and Tenant's interest hereunder shall be subject and subordinate to the lien operation and effect of each and every mortgage, to all renewals, modifications, replacements and extensions thereof, now or hereafter executed by Landlord or its successors, assigns, or purchaser at foreclosure, and to any and all advances made thereunder and interest thereon, provided that the mortgagee or holder of the indebtedness provides Tenant with a non-disturbance agreement which shall provide that so long as Tenant shall not be in default under the Lease, no mortgagee, successor in interest, purchaser at foreclosure, ground lessor or other party, shall disturb Tenant's possession pursuant to the terms of this Lease, and so long as Tenant complies with all of the terms and conditions of the Lease, Tenant may continue to occupy the Leased Premises and enjoy all of its rights under this Lease. It is understood and agreed to by Tenant that within ten (10) business days after receipt of written request from Landlord, it will from time to time execute and deliver any reasonable instrument or other document required by mortgagee or purchaser at foreclosure to subordinate this Lease and its interest in the Leased Premises to the lien of any such mortgagee, in form and substance required by such mortgagee, which shall provide interalia that the mortgagee is not (i) bound by any payment of Base Rent or Additional Rent made by Tenant more than one (1) month in advance to any prior landlord (including Landlord), other than the Security Deposit previously provided for, (ii) liable for any damages or subject to any offset or defense by Tenant to the payment of Base Rent or Additional Rent by reason of any act or omission of Landlord prior to the date that mortgagee succeeds to the interest of Landlord; and (iii) bound by any termination, amendment, modification or surrender of this Lease made without mortgagee's written consent. Tenant will also, upon request, submit current financial statements and financial statements covering the three (3) immediately preceding years (but the mortgagee's obligations under this section shall not be conditioned upon the Mortgagee's approval of the same), and Tenant will, upon request, allow Landlord's mortgagee to record on behalf of Tenant this Lease or a short form thereof, at mortgagee's expense, if required by Landlord's mortgagee or other lending institution. Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact to execute, acknowledge and deliver any and all such instruments for and on behalf of tenant, should Tenant fail to do so within ten (10) business days after receipt of written notice.

         (b) Attornment and non disturbance. The Tenant shall, promptly at the request of the Landlord or the holder of any Mortgage, execute, enseal, acknowledge and deliver such further instrument or instruments, reasonable in form: 1) evidencing such subordination as the Landlord or such Mortgagee deems necessary or desirable, and 2) At Mortgagee's request attorning to such Mortgagee. Landlord will use its best efforts to obtain an agreement from the Mortgagee that such Mortgagee will, in the event of a foreclosure of any such mortgage or deed of trust take no action to interfere with the Tenant's right to quiet enjoyment made under the terms of the Lease except in the event of default by the Tenant.

         c) Anything contained in the provisions of this Section to the contrary notwithstanding, any mortgagee may at any time subordinate the lien of its Mortgage to the operation and effect of this Lease without obtaining the Tenant's consent thereto, by giving the Tenant written notice thereof, in which event this Lease shall be deemed to be senior to such Mortgage without regard to their respective dates of execution, delivery and/or recordation among the Land Records of said County, and thereafter such mortgagee shall have the same rights as to this Lease as it would have had, were this Lease executed and delivered before the execution of such Mortgage.

         SECTION 7 - SPECIAL PROVISIONS:

         7.1 OPTION TO RENEW: Provided Tenant is not in default under any of the terms of the Lease to which this Extension relates, at the time of the exercise of the option hereinafter granted, or at the time of the commencement of such option term, Tenant is hereby granted the option to renew and extend the original term of the Lease on the same terms and conditions except rent, for one
(1), Three (3) year period, as follows:

          Tenant agrees to give Landlord written notice of its election to extend the lease at least 120 days prior to the commencement of such additional term and,

        The Base Rent at the commencement of the option term shall be Sixteen and 00/100 Dollars ($16.00) per square foot of demised space in the Premises.

        At each anniversary of the option period the Base Rent will increase by three percent (3%) over the previous year's Base Rent.

          In the event the Tenant does not exercise the above listed option and the Landlord has agreed to market or lease said Premises at less than eighty-five percent (85%) of the $16.00/ square foot Base Rental rate, then the Tenant shall have an additional right of first offering to lease the Premises. After written notice from the Landlord to the Tenant of the effective rental rate and terms of the lease, the Tenant shall have ten (10) business days to respond in writing to the Landlord of its acceptance of such terms to lease the Premises, otherwise this right of offering will become null and void.

         7.2 RIGHT OF FIRST OPPORTUNITY - Subject to Tenant not being in default under the terms of this lease, Tenant shall have the right of first opportunity on that adjacent space within the building that also includes the premises, which space is identified as the "option area" on attached Exhibit "A". Tenant shall have fifteen (15) calendar days to exercise this right from date of Landlord's notice to Tenant of the pending availability of such space, or any leasable portion thereof, as Landlord may describe and the terms upon which Landlord is willing to lease such space. In the event that Tenant shall fail, within such fifteen (15) calendar day period to notify Landlord in writing of Tenant's exercise of its right of first opportunity as to the space covered by Landlords' written notice, on the terms set forth in Landlord's written notice, then Tenant's rights with regard to such space shall terminate and Landlord shall be permitted to lease such space to others on such terms as Landlord may then negotiate.

         In the event the Tenant does not exercise the above listed Right of First Opportunity, and the Landlord has agreed to market or lease said option area to a third party, at less than eighty-five percent (85%) of the per square foot Base Rental rate presented to the Tenant under the Right of First Opportunity, then the Tenant shall have an additional right of first offering to lease the option area. After written notice from the Landlord to the Tenant of the revised effective Base Rental rate and terms of the lease for the option area, the Tenant shall have ten (10) business days to respond in writing to the Landlord of its acceptance of the terms to lease the option area, otherwise this right of offering will become null and void.

         IN WITNESS WHEREOF, the parties hereto have hereunto subscribed their names and affixed their seals, as the day and year first hereinbefore mentioned. (In case either party is a corporation, its name has been hereunto subscribed and its seal hereunto affixed and attested by its duly authorized officers.)

WITNESS or ATTEST:   Landlord - Richard P. Van Curen and Caprice Company



/s/ MARLENE D. ISEMAN                      /s/ RICHARD P. VAN CUREN
----------------------------               -------------------------
Name:                                      Richard P. Van Curen



/s/ MARLENE D. ISEMAN                      /s/ RICHARD P. VAN CUREN
----------------------------               -------------------------
Name:                                      Richard P. Van Curen
                                           General Partner
                                           Caprice Company


WITNESS or ATTEST:   Tenant - DIDAX Incorporated



/s/ GARY STRUZIK                           /s/ WILLIAM M. PARKER
----------------------------               -------------------------
Gary Struzik                               William M. Parker
                                           Chief Executive Officer & President


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